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                                                                     Exhibit 23




                       CONSENT OF KPMG PEAT MARWICK LLP




The  Board of Directors
Florsheim Group Inc.:

We consent to the use of our report dated February 6, 1998, on the consolidated balance sheets of Florsheim Group Inc. and subsidiaries as of January 3, 1998 and December 28, 1996, the related consolidated statements of operations, cash flows, and shareholders' equity for the years ended January 3, 1998, December 28, 1996, and December 30, 1995 and related financial statement schedule, in the January 3, 1998 annual report on Form 10-K of Florsheim Group Inc.








KPMG Peat Marwick LLP
Chicago, Illinois
March 31, 1998








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